UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2012

AMERICAN CORDILLERA MINING CORPORATION

(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-50738

Nevada	91-1959986
(State or jurisdiction of Incorporation or organization)	(I.R.S Employer I.D No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

(Address of principal executive offices)

(509) 744-8590
(Issuer’s telephone number)

___________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.  Entry into a Material Definitive Agreements.

On December 31, 2012, American Cordillera Mining Corporation (AMCOR) entered into a definitive agreement with an individual and executed a promissory notes relating to a loan in the amount of $10,000 until January 31, 2013, at 8% interest per annum.  The promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  There were no fees, commissions or professional fees for services rendered in connection with the promissory note.  The transaction was arranged and undertaken by the officers of AMCOR.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

A board resolution authorized the corporate fiscal year end to be changed from December 31 to November 30 in the corporate Bylaws.  This change of the fiscal year end was effected on December 31, 2012, but we will file our annual report on Form 10-K for the twelve months ended December 31, 2012.  Our transitional quarterly report will be submitted for the two months ended February 28, 2013, and then our periodic reports will follow the new November 30 fiscal year end schedule.

Item 5.07  Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of American Cordillera Mining Corporation (“AMCOR”) was held on December 31, 2012.  Matters submitted to the stockholders and voted upon at the meeting were; (1) election of members to the Board of Directors, (2) ratification of the appointment of Martinelli Mick PLLC as our independent registered public accounting firm for the 2013 fiscal year, (3) To ratify the increase in the authorized common shares available through the Company’s “2001 Non-Qualified Stock Option and Stock Appreciation Rights Plan” from 1,000,000 shares to 5,000,000 shares, and (4) to consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.  Each of the director candidates were elected to serve in such capacity until the next annual meeting of the stockholders, and the stockholders ratified the appointment of Martinelli Mick PLLC for the 2013 fiscal year.  Final voting results are shown below:

(1)  Election of Directors:

Director Name	Votes For	Votes Against	Withhold
Cindy K. Swank*	4,721,147 (72.1%)	0	0
Timothy Kuh*	4,721,147 (72.1%)	0	0

*Subsequent to the Definitive 14-A Proxy statement being sent to shareholders, an acquisition occurred in which a change of control of AMCOR took place on December 28, 2012. After the closing of this transaction, our two directors Cindy K. Swank and Timothy Kuh resigned and elected the following six persons as members of the Board of Directors of AMCOR: Frank H. Blair CPG, Gerald Frankovich, Dwight Weigelt, CPA, Manuel Graiwer, Esq, David E. Boleneus GIS, MBA, MS, and Louis Cornacchia.  At the Annual Meeting, the continuation of the appointment of these Directors was accepted.  The information regarding these appointments and the biographical information concerning these elected directors was disclosed in the Report on Form 8-K filed on January 3, 2013.

(2)  Ratification of appointment of Martinelli Mick PLLC PC as the independent auditor:

Votes For	Votes Against	Abstains
4,721,147 (72.1%)	0	0

(3)  To ratify the increase in the authorized common shares available through the Company’s “2001 Non-Qualified Stock Option and Stock Appreciation Rights Plan” from 1,000,000 shares to 5,000,000 shares.

Votes For	Votes Against	Abstains
4,721,147 (72.1%)	0	0

(4)  To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof:

Votes For	Votes Against	Abstains
4,721,147 (72.1%)	0	0

Item 7.01.  Regulation FD Disclosure

On January 7, 2012, AMCOR issued a press release announcing that it acquired certain mining assets from Northern Adventures, Inc. (“NAI”) in exchange for; 1) loans and related interest owed to NAI in the respective amounts of $382,500 and $30,564, and 2) 71,500,000 shares of APD $0.001 par value restricted common stock.  The Asset Purchase Agreement within the option related to the acquisition of: 1) all right, title and interest in four existing mineral leases consisting of 154 unpatented claims and three patented claims; 2) all right, title and interest in four groups of claims totaling 83 unpatented mining claims; and 3) the transfer of all right, title and interest to an Option to Purchase certain mineral leases granted by the State of Washington covering 4,664 acres of land.

As part of the transaction, APD changed its name to American Cordillera Mining Corporation (“AMCOR”) and its new trading symbol has been changed to: OTC-BB: AUAG.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01  Other Events

AMCOR's board of directors approved unanimously the amendment of the “2001 Non-Qualified Stock Option and Stock Appreciation Rights Plan” by unanimous consent on November 30, 2012, to increase the authorized shares available in the Plan from 1,000,000, to 5,000,000 shares.  This resolution was ratified and effected by proxy vote of the shareholders at the 2012 Annual Meeting on December 31, 2012.

Item 9.01.  Exhibits.  Financial Statements and Exhibits

(c)	Exhibits

10.1

Form of Convertible Promissory Note entered into by the Company as the Borrower. (incorporated hereto by reference to Form 10-Q, Exhibit 10.8 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

99.1	Press Release issued January 7, 2013 by AMCOR* * This exhibit is intended to be furnished and shall not be deemed "filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CORDILLERA MINING CORPORATION (Registrant)

Date: January 7, 2013	By:	/s/ Frank H. Blair
Frank H. Blair President and CEO